UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2013

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective February 13, 2013, MGM Resorts International, a Delaware corporation (the “Company”), the New Jersey Division of Gaming Enforcement (the “DGE”), Marina District Development Company LLC and Boyd Gaming Corporation (“Boyd”) entered into an amendment with respect to the Company’s Stipulation of Settlement with the DGE (the “Amendment”).

The Amendment allows the Company to re-apply to the New Jersey Casino Control Commission (“CCC”) for licensure in New Jersey.

Prior to the Amendment, the settlement agreement mandated the sale of the Company’s 50% economic interest in Borgata Hotel Casino & Spa (“Borgata”), which is held in trust, by March 2014. The Company had the right to direct the sale through March 2013 (the “Divesture Period”), subject to approval of the CCC, and the trustee was responsible for selling the trust property during the following 12-month period (the “Terminal Sale Period”).  The Amendment defers expiration of these periods pending the outcome of the licensure process.  If the CCC denies the Company’s licensure request, then the Divestiture Period will immediately end, and the Terminal Sale Period will immediately begin, which will result in the Company’s Borgata interest being disposed of by the trustee pursuant to the terms of the settlement agreement.  Boyd owns the other 50% of Borgata and also operates the resort.

All other material terms of the settlement agreement remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 20, 2013

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Vice President, Deputy General Counsel & Assistant Corporate Secretary